UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 18, 2013
FLIR Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Oregon	0-21918	93-0708501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(Address of registrant’s principal executive offices, including zip code)
(503) 498-3547
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously disclosed in a Current Report on Form 8-K filed on May 1, 2013, as amended by a Form 8-K/A filed on May 3, 2013 (the “May 8-K”), the Board of Directors (the “Board”) of FLIR Systems, Inc. (the “Company”) promoted Andrew C. Teich to the position of President and Chief Executive Officer of the Company effective as of May 19, 2013. On July 18, 2013, the Board elected Mr. Teich to serve as a director of the Company. Mr. Teich is expected to serve on the Strategy and Technology Committee of the Board. There are no arrangements or understandings between Mr. Teich and any other person pursuant to which Mr. Teich was selected as a director. Mr. Teich is not a party to any transaction or series of similar transactions as to which disclosure would be required pursuant to Item 404(a) of Regulation S-K. Mr. Teich will not receive any additional compensation for his service as a director. See the May 8-K for information relating to his compensation as President and Chief Executive Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2013
FLIR SYSTEMS, INC.

By /s/ Anthony L. Trunzo
Anthony L. Trunzo
Sr. Vice President, Finance and Chief Financial Officer